UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 29, 2008

Date of Report (Date of earliest event reported)

IVI COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	0-32797	33-0965560
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1818 N. Farwell Avenue, Milwaukee, WI 53202

 (Address of principal executive offices) (Zip Code)

(414) 283-2600

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On March 27, 2006, IVI Communications, Inc. (the “Company”), entered into a Securities Purchase Agreement pursuant to which the Company issued convertible debentures in the aggregate principal amount of $600,000 (the “Convertible Debentures”) to YA Global Investments, L.P. (formerly Cornell Capital Partners, LP, “YA Global”).  On September 29, 2008, the Company, YA Global and Titan Global Holdings, Inc., holder of the Company’s outstanding preferred stock (“Titan”), entered into an agreement, pursuant to which YA agreed that at any time on or prior to December 20, 2008, the Company, Titan or any of their affiliates can repay the entire debt outstanding under the Convertible Debentures for the payment of 97.5% of the outstanding principal amount of the Convertible Debentures.  Upon a pay-off, any existing penalties or other fees will be waived in their entirety.  The prepayment right is conditioned upon:

a.	closing of the acquisition by way of purchase or merger of an operating business by the Company from Titan or an affiliate of Titan (the “Acquisition”);
b.	filing of a “Super 8-K” for the Company post-Acquisition, with the Securities and Exchange Commission (the “8-K Filing”); and
c.
execution by IVI, or the successor post-Acquisition entity of an amendment to the Convertible Debentures, providing that remaining principal thereon shall be convertible into 2.5% of the outstanding shares of the merged entity (based on the number of shares outstanding as of the effective date of approval by the SEC of the 8-K Filing.

Item 9.01    Financial Statements and Exhibits

Exhibit Number	Description
10.1	Agreement by and Among IVI Communications, Inc., YA Global Investments, L.P. and Titan Global Holdings, Inc., dated as of September 29, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVI COMMUNICATIONS, INC.

Date: October 3, 2008	By:	/s/ Kurt Jensen
Chief Executive Officer

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